Exhibit 99-1

For Immediate Release

AudioEye, Inc. Appoints Paul Arena as Executive Chairman

TUCSON, Arizona —(Marketwired — January 30, 2014) - AudioEye®, Inc. (OTCBB: AEYE) (“AudioEye” or the “Company”), creator of the Audio Internet™ patented audio browsing and automated publishing technology platform, today announced that Paul Arena has been appointed Executive Chairman and elected to the Company’s board of directors.

Mr. Arena succeeds Craig Columbus, one of AudioEye’s co-founders, who will continue to serve on the Company’s board of directors along with Dr. Carr Bettis, Edward Withrow, III, and AudioEye executives Nathaniel Bradley, Sean Bradley and James Crawford.

“We are excited that Paul is joining the company as Executive Chairman,” noted Nathaniel Bradley, Co-Founder and Chief Executive Officer of AudioEye, Inc.  “Craig Columbus, our former Chairman, started with AudioEye prior to our incorporation during a nascent and fledgling stage of our development, at a time when our technological innovations were a decade ahead of today’s robust and emerging market opportunities.  We would not be where we are without Craig’s tireless service and exceptional support of AudioEye as our Chairman over the years. Craig has deeply impacted our culture and the trajectory of AudioEye’s business model. We are honored to have Craig remain as one of the Company’s independent directors.”

“Paul Arena, our new Executive Chairman, shares our enthusiasm for AudioEye’s core mission of advancing and leveraging, on behalf of our shareholders, the value generated from our ownership of industry-first and thought-leading mobile software,” continued Bradley.  “Our team’s guiding light is true innovation and industry leadership, and Paul has a demonstrated track record of success and is well-known throughout the technology and telecommunications industries.  His abilities to identify strategic opportunities, enhance shareholder value, and manage intellectual property portfolios are consistent with our corporate objectives. We are gratified that Paul has elected to spend all of his time helping to grow AudioEye.”

Paul Arena, newly appointed Executive Chairman of AudioEye, stated “My enthusiasm for AudioEye’s technology business is shared by each and every other member of our Board of Directors, senior management team and our incredible employees.  We have all established aggressive goals for our future growth and profitability and I look forward to contributing towards the achievement of AudioEye’s objectives in a number of ways, including strategic partnering and third-party license opportunities.”

“It has been my pleasure to serve AudioEye in its formative stages as we pursued our initial strategic objectives,” stated Craig Columbus.  “The current management is well-positioned to realize the Company’s ultimate potential, and I look forward to their future accomplishments and my continuing role as a director to the team.”

The Company considers the past twelve months a period of “evolution and progress”, during which AudioEye was spun-out from its previous ownership, became a public entity, completed its interim funding requirements, launched its Audio Internet Software-as-a-Service (“SaaS”) platform and developed its initial sales strategies. This transition, coupled with increased investment in the Company’s SaaS technology platform, has enhanced product functionality, improved customer service and bolstered sales and marketing initiatives, with progress in each of these areas validated by impressive growth of AudioEye’s client base.

During the past 30 years, Mr. Arena has served in executive management positions for a number of private and publicly-traded companies and provided corporate finance, syndication and distribution services within the investment banking industry.  From June 2010 to September 2012, Mr. Arena was Chief Executive Officer for Augme Technologies, Inc. (now Hipcricket, Inc.) during a period when the annualized revenue “run rate” increased from less than $1 million to $30 million within ten quarters.  He was also Chairman of the Board of Augme from September 2011 through September 2012 and remained on the board through the end of December 2012.  From February 2002 to March 2010, Mr. Arena held various executive positions, including Chairman of the Board, Chief Executive Officer, and Principal Financial Officer, at Geos Communications (formerly i2 Telecom International) and its subsidiaries.  From May 2000 to present, he served as Chairman of the Board, Chief Executive Officer, President and owner of AIM Group, Inc., an investment holding company.  Before founding i2 Telecom International, Mr. Arena served in various executive capacities, including Chairman of the Board and Chief Executive Officer, at Cereus Technology Partners, Inc. and its subsidiaries (May 1991 to April 2000).  Cereus, which secured a listing on the Nasdaq National Market, achieved a market capitalization in excess of $350 million prior to Mr. Arena’s departure.

During 1994, Mr. Arena was a financial advisor to, and became a minority equity owner in, Great Lakes Pulp & Fiber, Inc., a $224 million project financing and one of the world’s largest paper recycling facilities.  From June 1990 to August 1991, Mr. Arena was a financial consultant, and from February 1988 to January 1990, he served as Senior Vice President and Partner of Gulfstream Financial Associates, Inc., a subsidiary of the Kemper Group.  During the period 1982 through 1988, Mr. Arena held Vice President positions with three New York Stock Exchange member investment firms, including Cralin & Co.; Drexel, Burnham, Lambert, Inc.; and Interstate Securities Corporation.

About AudioEye, Inc.

Founded in 2003, AudioEye, Inc. has developed patented Internet content publication and distribution software that enables the conversion of any media into an audio-accessible format and allows for real-time distribution to end-users on any Internet-connected device. The focus of the Company is to provide solutions to create better and more comprehensive access to the Internet, print, broadcast and other media, irrespective of an individual’s network connection, device, location, or impairment. AudioEye solutions also include comprehensive E-Learning and E-Commerce systems, along with a variety of Internet publishing products and services.

The Company is headquartered in Tucson, Arizona, and its common stock trades on the OTCQB under the symbol “AEYE”.

AudioEye, Inc., Audio Internet and AudioEye are Registered Trademarks of AudioEye, Inc., All Rights Reserved. The systems and technologies described herein are protected all or in part by US7966184, US7653544, US8046229, US8296150, US8260616 and patents pending in the U.S. and Internationally. These products enable AudioEye’s customers to create and deliver highly scalable accessible voice browsing applications. For more information, please visit www.audioeye.com or call 866.331.5324.

Forward-Looking Statements

This release includes forward-looking statements contained within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as

“anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our Form 10-K and other reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Nathaniel Bradley, CEO, AudioEye, Inc. at (866) 331-5324

Or

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400
or via email at info@rjfalkner.com